Exhibit 99.1

OpenText to Acquire Micro Focus International plc

Creating One of the Largest Software & Cloud Businesses Enabling Digital Transformations

Expands Information Management Market Opportunity to $170 Billion

Waterloo, ON – August 25, 2022 - OpenText™ (NASDAQ: OTEX), (TSX: OTEX) today announced that it has reached agreement on the terms of a recommended all-cash offer to be made by Open Text Corporation (the Company), through its wholly-owned subsidiary, OpenText UK Holding Limited (Bidco), to acquire the entire issued and to be issued share capital of Micro Focus (LSE: MCRO) and (NYSE (ADS): MFGP) at a price of 532 pence per share (the Acquisition), implying an enterprise value of approximately $6.0 billion on a fully diluted basis. The terms and conditions of the Acquisition are set out below and in a joint announcement released by OpenText and Micro Focus (the Announcement) in the UK today under Rule 2.7 of the UK City Code on Takeovers and Mergers (the Takeover Code). Capitalized terms not defined in this press release have the meanings given in the Announcement.

Micro Focus is one of the world’s largest software companies and serves thousands of organizations globally, including many of the largest companies in the Fortune Global 500 and had approximately $2.7 billion pro forma trailing twelve months (TTM) revenue for the period ended April 30, 2022.(1)

“We are pleased to announce our firm intention to acquire Micro Focus, and I look forward to welcoming Micro Focus customers, partners and employees to OpenText,” said OpenText CEO & CTO Mark J. Barrenechea. “Upon completion of the acquisition, OpenText will be one of the world’s largest software and cloud businesses with a tremendous marquee customer base, global scale and comprehensive go-to-market. Customers of OpenText and Micro Focus will benefit from a partner that can even more effectively help them accelerate their digital transformation efforts by unlocking the full value of their information assets and core systems.”

Barrenechea further added, “Micro Focus brings meaningful revenue and operating scale to OpenText, with a combined total addressable market (TAM) of $170 billion(2). With this scale, we believe we have significant growth opportunities and ability to create upper quartile adjusted EBITDA and free cash flows. We expect Micro Focus to be immediately accretive to our adjusted EBITDA. Micro Focus will benefit from the OpenText Business System to create stronger operations and significant cash flows, and Micro Focus customers will benefit from the OpenText Private and Public Clouds.”

OpenText values Micro Focus’ strong brands and culture and attaches great importance to the skill and experience of Micro Focus’ management team and employees.

“We intend to fund the all-cash Acquisition with existing cash, new debt and our existing revolving credit facility. OpenText does not contemplate raising any equity to fund the Acquisition. We are committed to providing investors with enhanced visibility into our high-value business areas, delivering a net leverage ratio(3) of below 3x over 8 quarters and continuing our dividend program, and we expect to have Micro Focus on our operating model within 6 quarters of closing the transaction,” Barrenechea concluded.

OpenText CEO & CTO Mark J. Barrenechea and OpenText EVP, CFO Madhu Ranganathan will host a conference call today at 5:00 p.m. Eastern Time to discuss today’s announcement. Conference call details and links to additional materials are included further below.

About the Terms of the Acquisition (all figures approximate)

•	Total purchase price of $6.0 billion, inclusive of Micro Focus’ cash and debt

•	Total purchase price is 2.2x Micro Focus’ pro forma TTM revenues(1)

•	Total purchase price is 6.3x Micro Focus’ pro forma TTM adjusted EBITDA(4)

•	Expected cost synergies of $400 million, including Micro Focus’ previously announced cost savings program of $300 million (net of inflation), as well as $100 million in additional cost synergies

•	Targeting to be on the OpenText operating model within 6 quarters of closing

•	Expect meaningful expansion of cloud revenues, adjusted EBITDA and cash flows in Fiscal 2024

•	All-cash consideration for the Acquisition to be funded by $4.6 billion in new debt, $1.3 billion in cash, and a $600 million draw on our existing revolving credit facility

•	The Announcement can be found on our website at https://investors.opentext.com. This press release should be read in conjunction with, and is subject to, the full text of the Announcement.

•	The Acquisition is expected to close in the first quarter of calendar 2023, subject to the satisfaction (or, where applicable, waiver) of the conditions set out in Appendix 1 to the Announcement.

Conditions to the Acquisition and Timetable

It is intended that the Acquisition will be implemented by means of a Court-sanctioned scheme of arrangement (the Scheme) under Part 26 of the U.K. Companies Act 2006. The purpose of the Scheme is to provide for us to indirectly become the owner of the entire issued and to be issued share capital of Micro Focus.

The Acquisition is subject to, among other things, approvals of the relevant Micro Focus Shareholders, the sanction of the Scheme by the Court and the receipt of certain antitrust and foreign investment approvals. The Acquisition is also subject to the other terms and conditions set out in Appendix 1 to the Announcement, and to the full terms and conditions to be set out in the Scheme Document.

The Acquisition will be put to Micro Focus Shareholders at the Court Meeting and at the General Meeting. In order to become effective, the Scheme must be approved by a majority in number of the Micro Focus Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 percent in value of the Micro Focus Shares voted. In addition, a special resolution implementing the Scheme must be passed by Micro Focus Shareholders representing at least 75 percent of votes cast at the General Meeting.

It is expected that the Scheme Document, containing further information about the Acquisition and notices of the Court Meeting and the General Meeting, together with the forms of proxy, will be sent to Micro Focus Shareholders as soon as practicable and in any event within 28 days of the Announcement (unless a later date is agreed among OpenText, Micro Focus and the UK Takeover Panel). An expected timetable of principal events will be included in the Scheme Document.

Full details and the terms and conditions of the Acquisition can be found in the Announcement, which is available at https://investors.opentext.com.

Financing of the Acquisition

Concurrently with the announcement of the Acquisition, the Company and certain of its subsidiaries entered into (i) a first lien term loan facility (the “Term Loan Credit Agreement”) among the Company, the lenders party thereto, the subsidiary guarantors party thereto and Barclays Bank PLC, as administrative agent and (ii) a bridge loan agreement (the “Bridge Loan Agreement”), among the Company, the lenders party thereto, the subsidiary guarantors party thereto and Barclays Bank PLC, as administrative agent. OpenText also intends to enter into certain derivative transactions to hedge certain foreign currency obligations in relation to the Acquisition.

The Term Loan Credit Agreement provides for a senior secured delayed-draw term loan facility in an aggregate principal amount of $2.585 billion. The proceeds of the Term Loan Credit Agreement will only be used to finance the Acquisition. The Term Loan Credit Agreement is designed to ensure compliance with the cash confirmation requirements under the Takeover Code and, accordingly, contains customary UK certain funds provisions. The Term Loan Credit Agreement further contains representations, warranties, covenants and events of default that are customary for a transaction of this nature.

The Bridge Loan Agreement provides for commitments of up to $2.0 billion (the “Commitments”) which, together with cash on hand and borrowings under the Company’s existing revolving credit facility, will be used to repay Micro Focus’ existing debt. Subject to the conditions in the Bridge Loan Agreement, the Commitments are intended to be reduced by proceeds of certain debt securities offerings of OpenText (or affiliates thereof). The availability of the borrowings under the Bridge Loan Agreement are subject to the satisfaction of certain customary conditions for financings of this nature and the Bridge Loan Agreement contains representations, warranties, covenants and events of default that are customary for a transaction of this nature.

The Company intends to reduce commitments or the borrowings under the Bridge Loan Agreement by accessing the debt capital markets directly or through certain affiliates prior to or following the closing of the Acquisition. Such debt issuances would be subject to market and other conditions and this press release does not constitute the offer or sale of any securities in any jurisdiction.

Additional information with respect to the Term Loan Credit Agreement and Bridge Loan Agreement, including the terms thereof and the subsidiary guarantors thereto, can be found in the Current Report on Form 8-K to be filed and furnished with the Securities and Exchange Commission (SEC).

Barclays Bank PLC, BMO Capital Markets Corp., Royal Bank of Canada and Citigroup Global Markets Inc. are acting as lead arrangers on the financing to OpenText.

Advisors

Barclays Bank PLC is serving as sole financial advisor to OpenText. Allen & Overy LLP and Cleary Gottlieb Steen & Hamilton LLP are acting as legal advisors to OpenText.

Conference Call Information

The public is invited to listen to the OpenText conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, an audio webcast of the conference call will be available on the Investor Relations section of OpenText’s website at http://investors.opentext.com/. A replay of the call will be available beginning August 25,

2022, at 7:00 p.m. ET through 11:59 p.m. on September 8, 2022, and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 9378 followed by the number sign.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com

Additional Information

U.S. shareholders (and Micro Focus ADS Holders) should note that the Acquisition relates to an offer for the shares of a UK company that is a “foreign private issuer” as defined under Rule 3b-4 under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act), and is being made by means of a scheme of arrangement provided for under English company law. The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the proxy solicitation rules under the Exchange Act. Accordingly, the Acquisition is subject to the procedural and disclosure requirements, rules and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the requirements of the U.S. tender offer and proxy solicitation rules. If, in the future, OpenText and/or Bidco exercises its right to implement the Acquisition by way of a Takeover Offer and determines to extend the Takeover Offer into the United States, the Acquisition will be made in compliance with applicable U.S. securities laws and regulations, including Sections 14(d) and 14(e) of the Exchange Act and Regulations 14D and 14E thereunder. Such a takeover offer would be made in the United States by OpenText and/or Bidco and no one else.

Cautionary Statement Regarding Forward-Looking Statements

The Acquisition will be subject to the applicable requirements of English law, the Code, the UK Takeover Panel, the London Stock Exchange and the UK Financial Conduct Authority.

This press release is for information purposes only and is not intended to and does not constitute or form any part of an offer to purchase, or solicitation of an offer to buy, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition shall be made solely by means of the Scheme Document which, together with the forms of proxy, shall contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information in the Scheme Document (or, if the Acquisition is implemented by way of a takeover offer, the takeover offer document).

This press release contains forward-looking statements or information (forward-looking statements) within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Exchange Act, Section 27A of the U.S. Securities Act of 1933, as amended (the Securities Act), and other applicable securities laws of the United States and Canada, and is subject to the safe harbors created by those provisions. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “would,” “might,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Our estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.

These forward-looking statements involve known and unknown risks and uncertainties, such as those relating to the inability to obtain required regulatory approvals for the Acquisition, the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect, following completion of the Acquisition (if completed), the enlarged group (the Enlarged Group) or the expected benefits of the Acquisition (including as noted in any forward-looking financial information), the inability to obtain certain shareholder approvals of the Acquisition, the risk that a condition to closing of the Acquisition may not be satisfied on a timely basis or at all, the failure of the Acquisition to close for any other reason, uncertainties as to access to available financing (including refinancing of debt) on a timely basis and on reasonable terms, the expected effects of the Acquisition, on us, the acquired company and, following completion of the Acquisition (if completed), the Enlarged Group, the expected timing and scope of the Acquisition, all statements regarding our (and the Enlarged Group’s) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, the timing impact and other uncertainties of future or planned acquisitions or disposals or offers, the inability of the Enlarged Group to realize successfully any anticipated synergy benefits when the Acquisition is implemented (including changes to the board and/or employee composition of the Enlarged Group), our inability to integrate successfully the acquired company’s operations and programs when the Acquisition is implemented, the Enlarged Group incurring and/or experiencing unanticipated costs and/or delays (including IT system failures, cyber-crime, fraud and pension scheme liabilities), or difficulties relating to the Acquisition when the Acquisition is implemented, actual and potential risks and uncertainties relating to the ultimate geographic spread of COVID-19, the severity and duration of the COVID-19 pandemic and issues relating to the resurgence of COVID-19 and/or new strains or variants of COVID-19, including actions that have been and may be taken by governmental authorities to contain COVID-19 or to treat its impact, including the availability, effectiveness and use of treatments and vaccines, and the effect on the global economy and financial markets as well as the potential adverse effect on our business, operations, and financial performance, the impact of the Russia-Ukraine conflict on our business, including our decision to cease all direct business in Russia and Belarus and with known Russian-owned companies, as well as our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives.

The actual results that we achieve may differ materially from any forward-looking statements, which reflect management’s current expectations and projections about future results only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revisions to these forward-looking statements. For additional information with respect to risks and other factors which could materially affect our business, financial condition, operating results and prospects, including these forward-looking statements, see our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings we make with the SEC and other securities regulators. For these reasons, we caution you not to place undue reliance upon any forward-looking statements.

Non-GAAP Financial Measures

This press release include certain “non-GAAP measures.” Please refer to the Company’s “Reconciliation of selected GAAP-based measures to Non-GAAP-based measures” included within the Company’s current and historical filings on Forms 10-Q, 10-K and 8-K for more information on the use of non-GAAP measures by the Company. Please refer to Micro Focus’ Annual Report and Accounts for the year ended October 31, 2021 on Form 20-F for a reconciliation of Adjusted EBITDA under “Segmental Reporting” and Micro Focus’ Interim Results for the six-months ended April 30, 2022 on Form 6-K for a reconciliation of Adjusted EBITDA to the nearest IFRS metric under “Alternative Performance Measures.”

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 percent or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3:30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 percent or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3:30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they shall be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at https://www.thetakeoverpanel.org.uk/, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

A copy of this press release will be made available subject to certain restrictions relating to persons resident in Restricted Jurisdictions on OpenText’s website at https://investors.opentext.com by no later than 12:00 pm (London time) on the Business Day following publication of this press release. For the avoidance of doubt, the contents of that website and other websites referenced in this press release are not incorporated into and does not form part of this press release.

Copyright © 2022 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.

Note: All dollar amounts in this press release are in US dollars unless otherwise indicated.

(1)	Pro forma TTM revenue represents Micro Focus’ unaudited proforma revenue for the twelve months ended April 30, 2022, excluding Digital Safe revenue.

(2)	Estimates based on market reports from independent industry analysis firms including Gartner and IDC.

(3)	Consolidated Net Leverage Ratio (pro forma) is calculated using bank covenant methodology.

(4)	Pro forma TTM Adjusted EBITDA is a non-GAAP financial measure and represents Micro Focus’ unaudited proforma adjusted EBITDA for the twelve months ended April 30, 2022, excluding Digital Safe.

OTEX-MNA

Further information, please contact:

Harry E. Blount

Senior Vice President, Investor Relations

OpenText Corporation

415-963-0825

investors@opentext.com